Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FIRST fiscal quarter ENDED September 30, 2026

Continued double-digit growth across revenue, profitability and margin; Company positioned for future growth with extended and enhanced $200 million credit facility, and no net debt.

RENTON, WA November 9, 2026 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three months ended September 30, 2026.

Financial Highlights – Three Months Ended September 30, 2026

•
Revenues of $279.8 million for the first fiscal quarter ended September 30, 2026, up $53.1 million or 23.4%, compared to revenues of $226.7 million for the comparable prior year period.
•
Gross profit of $66.3 million for the first fiscal quarter ended September 30, 2026, up $9.2 million or 16.1%, compared to gross profit of $57.1 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, of $68.6 million for the first fiscal quarter ended September 30, 2026, up $9.1 million or 15.3%, compared to adjusted gross profit of $59.5 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. of $6.1 million, or $0.13 per basic and fully diluted share for the first fiscal quarter ended September 30, 2026, up $4.8 million or 369.2%, compared to $1.3 million, or $0.03 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, of $8.6 million, or $0.18 per basic and fully diluted share for the first fiscal quarter ended September 30, 2026, up $4.1 million or 91.1%, compared to adjusted net income of $4.5 million, or $0.09 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excludes costs unrelated to our core operations.
•
Adjusted EBITDA, a non-GAAP financial measure, of $12.2 million for the first fiscal quarter ended September 30, 2026, up $5.4 million or 79.4%, compared to adjusted EBITDA of $6.8 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, of 17.7%, up 630 basis points, for the first fiscal quarter ended September 30, 2026, compared to adjusted EBITDA margin of 11.4% for the comparable prior year period.

Financing Update

On August 7, 2026, the Company entered into an amended and restated revolving credit facility with Bank of America, N.A., Bank of Montreal, PNC Bank, National Association and KeyBank National Association, extending and enhancing its existing $200 million revolving credit facility. The amendment extends the facility's maturity to August 7, 2031, increases the accordion feature available to support future acquisitions from $75 million to $100 million, and modestly improves pricing on borrowings. As of September 30, 2026, the Company had $25.0 million outstanding under the facility, more than offset by $27.8 million of cash on hand, leaving Radiant with no net debt and substantial available capacity to accelerate its organic and acquisition growth initiatives.

Acquisition Update

Effective October 1, 2026, the Company acquired the Dallas operations of Whitacre Logistics Services, LLC through its wholly owned subsidiary, Radiant Road & Rail, Inc. Whitacre’s Dallas operations operates as an intermodal and over-the-road brokerage serving companies across a range of industries including building materials, industrial manufacturing, and packaging.

The Company structured this transaction similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operations.

CEO Bohn Crain Comments on Results

“We are pleased to report a solid start to fiscal 2027, delivering $12.2 million in adjusted EBITDA for our first fiscal quarter ended September 30, 2026,” said Bohn Crain, Founder and CEO of Radiant Logistics. “Our first fiscal quarter results were strong across the board, with revenue up 23.4%, adjusted gross profit up 15.3%, adjusted net income up 91.1%, adjusted EBITDA up 79.4%, and adjusted EBITDA margin expanding 630 basis points, all measured against the comparable prior year period. Adjusted EBITDA grew significantly faster than adjusted gross profit, reflecting the operating leverage in our model, including lower SG&A as a percentage of adjusted gross profit, driven by the consolidation of our transportation management systems and the non-recurrence of the $1.3 million credit loss related to the First Brands bankruptcy in the prior year period. Our year-over-year improvement was driven principally by our U.S. operations, where adjusted EBITDA more than doubled, with notable strength in our international airfreight, intermodal and over-the-road brokerage services.

On the domestic side, we continue to be encouraged by our growing pipeline of prospective users of Navegate, our proprietary technology platform that provides customers with better visibility and tools to manage complex supply chains. We now have over 150 active customers on the platform with one of our enterprise customers actively managing over 1,500 vendors who used the platform to book over 7,500 shipments during the quarter ended September 30, 2026. More broadly, capacity has continued to exit the North American truckload and intermodal markets through a combination of carrier attrition, tightening driver availability, and the normalization of a fleet that had expanded aggressively in prior years. Tender rejections and other cyclical indicators remained well above balanced-market levels throughout the quarter and into the fall, and contract rates have moved meaningfully higher year over year, even as seasonal softness and a shift of longer-haul freight toward intermodal caused spot rates to fluctuate. We view these developments as constructive for our domestic operations in general and our U.S. brokerage operations, in particular, and we believe the intermodal shift plays to the strengths of our bi-modal truck and intermodal offering at Radiant Road & Rail. If these trends continue, we believe they support a more broad-based and durable recovery for the domestic freight market.

Also during the quarter, we extended our two-decade track record of one of the industry’s premier freight forwarding agent networks into the truck brokerage and intermodal space with the launch of a new independent agent program at Radiant Road & Rail in August, anchored by our first two agency owners. The program brings the same value proposition that has long distinguished our freight forwarding business – access to our carrier network, technology platform, back-office infrastructure, and a clear, structured path to build long-term equity value with a built-in exit strategy – to a new population of logistics entrepreneurs. We're pleased with the early response to the program and see this as a meaningful new avenue for organic growth as we bring the Radiant model to an entirely new market, one in which a tighter capacity environment increases the value of the carrier access and purchasing power our platform provides.

Building on this strategy and effective October 1, 2026, we acquired the Dallas operations of Whitacre Logistics. We are keen to accelerate the growth of our bi-modal brokerage platform and this transaction represents a tremendous opportunity to support the acquired account base with our robust technology platform and offer Radiant Road & Rail’s current and prospective agent partners and customers an expanded service offering, including domestic and international forwarding, customs brokerage and a range of other value-added services.

The international picture, while still shaped by a complex and evolving trade environment, continued to show improvement during our first fiscal quarter. Global trade flows continued to be influenced by two significant forces. The first is the ongoing disruption to traditional ocean shipping routes, stemming from the restricted flow of commercial traffic through the Strait of Hormuz and continued Houthi activity affecting Red Sea and Suez Canal transits, which has kept capacity tight across key international trade lanes. Against that backdrop, ocean freight rates, which have risen sharply since the onset of the Middle East disruption in late February, held at elevated levels throughout the quarter as carriers maintained capacity discipline – a marked shift from the prolonged downturn in ocean pricing that preceded the current disruption. At the same time, elevated fuel prices and conflict-related rerouting have added cost pressure across air and ocean markets, and we continue to monitor the impact on our margins. Volatility of this kind increases the premium customers place on reliable capacity and experienced partners.

The second is the ongoing transformation of the global tariff landscape, with U.S. trade policy sustaining a high degree of compliance complexity for shippers. With the temporary Section 122 surcharge having expired in July, Section 232 and 301 measures remaining in place, and U.S. Customs and Border Protection phasing in its process for refunding IEEPA duties, shippers continue to adapt to rapidly changing requirements. This complexity, together with elevated IEEPA refund-related filing activity across the industry, has continued to drive demand for our customs house brokerage expertise, as customers rely on experienced partners to navigate an evolving tariff structure. More recently, escalating tariff actions between the U.S. and Canada – including U.S. tariffs imposed in late August and Canada’s retaliatory measures that took effect on September 8, against the backdrop of the ongoing USMCA review – add a further layer of complexity for shippers moving goods across our shared border. While it's early to gauge the full impact, we expect this cross-border dynamic to remain a source of demand for our customs brokerage and compliance capabilities, and it may also create additional international air and ocean freight forwarding opportunities for our Canadian operations as shippers look to diversify away from cross-border trucking and rail.

Notably, our airfreight performance continued to be up meaningfully during the quarter, driven in large part by our work in support of disaster relief following typhoon activity in the Western Pacific earlier this year. More broadly, global air cargo demand continued to grow during the quarter, even as elevated jet fuel prices and constrained Middle East capacity kept air freight rates firm.

We are entering this next phase of the cycle from a position of real financial strength. In August 2026, we completed an amended and restated $200 million secured credit facility, extending its maturity to 2031, expanding our acquisition-focused accordion to $100 million, and improving our pricing terms – and we ended the quarter with no net debt. That capacity, together with our long-term strategy of growing organically where our network gives us an advantage and supplementing that growth through disciplined acquisitions, positions us well to build on the encouraging signs of a domestic freight recovery while continuing to help customers navigate a volatile global trade environment.”

First Fiscal Quarter Ended September 30, 2026 – Financial Results

For the three months ended September 30, 2026, Radiant reported net income attributable to Radiant Logistics, Inc. of $6.1 million on $279.8 million of revenues, or $0.13 per basic and fully diluted share. For the three months ended September 30, 2025, Radiant reported net income attributable to Radiant Logistics, Inc. of $1.3 million on $226.7 million of revenues, or $0.03 per basic and fully diluted share.

For the three months ended September 30, 2026, Radiant reported adjusted net income, a non-GAAP financial measure, of $8.6 million, or $0.18 per basic and fully diluted share. For the three months ended September 30, 2025, Radiant reported adjusted net income of $4.5 million, or $0.09 per basic and fully diluted share.

For the three months ended September 30, 2026, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $12.2 million, compared to $6.8 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, November 9, 2026 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO, will host the call.

Conference Call Details

DATE/TIME:	Monday, November 9, 2026 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011 (Participant Access Code: 278998)
REPLAY	November 10, 2026 at 9:30 AM Eastern to November 23, 2026 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 54749)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster5.com/Webcast/Page/2191/54749.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics services primarily to customers in the United States, Canada, and Mexico. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This press release contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our revolving credit facility; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; our ability to continue to respond to macroeconomic factors that have recently had a negative effect on worldwide freight markets; the impact of any health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel, labor, and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from prior or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents; the risks that may arise should we be unable to maintain an effective system of disclosure controls and internal control over financial reporting in the future; and such other factors that may be identified from time to time in our U.S. Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	September 30,	June 30,
(In thousands, except share and per share data)	2026	2026
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,754	$25,585
Accounts receivable, net of allowance of $3,373 and $3,182, respectively	175,350	162,792
Contract assets	13,317	11,616
Income tax receivable	122	983
Prepaid expenses and other current assets	7,096	7,072
Total current assets	223,639	208,048

Property, technology, and equipment, net	19,050	19,954

Goodwill	121,710	122,372
Intangible assets, net	42,045	43,811
Operating lease right-of-use assets	56,097	48,327
Deposits and other assets	2,519	1,883
Total other long-term assets	222,371	216,393
Total assets	$465,060	$444,395

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$91,939	$88,084
Operating partner commissions payable	10,767	11,035
Accrued expenses	15,145	11,789
Current portion of operating lease liabilities	13,388	13,199
Current portion of finance lease liabilities	244	245
Current portion of contingent consideration	6,100	5,200
Other current liabilities	618	690
Total current liabilities	138,201	130,242

Notes payable	25,000	25,000
Operating lease liabilities, net of current portion	48,711	41,115
Finance lease liabilities, net of current portion	664	724
Contingent consideration, net of current portion	1,300	2,500
Deferred tax liabilities	1,371	1,069
Other long-term liabilities	346	352
Total long-term liabilities	77,392	70,760
Total liabilities	215,593	201,002

Redeemable noncontrolling interest	1,594	1,604

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 52,745,697 and 52,660,343 shares issued, and 46,979,624 and 46,894,270 shares outstanding, respectively	34	34
Additional paid-in capital	112,274	112,100
Treasury stock, at cost, 5,766,073 and 5,766,073 shares, respectively	(35,457)	(35,457)
Retained earnings	175,496	169,355
Accumulated other comprehensive loss	(4,858)	(4,508)
Total Radiant Logistics, Inc. stockholders’ equity	247,489	241,524
Noncontrolling interest	384	265
Total equity	247,873	241,789
Total liabilities and equity	$465,060	$444,395

RADIANT LOGISTICS, INC.

Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended September 30,
(In thousands, except share and per share data)	2026	2025
Revenues	$279,789	$226,655

Operating expenses:
Cost of transportation and other services	211,169	167,202
Operating partner commissions	23,234	19,996
Personnel costs	23,708	21,571
Selling, general and administrative expenses	10,044	12,074
Depreciation and amortization	3,437	3,526
Change in fair value of contingent consideration	(135)	200
Total operating expenses	271,457	224,569

Income from operations	8,332	2,086

Other income (expense):
Interest income	42	44
Interest expense	(684)	(605)
Foreign currency transaction gain	156	4
Other	74	85
Total other expense	(412)	(472)

Income before income taxes	7,920	1,614

Income tax expense	(1,636)	(339)

Net income	6,284	1,275
Net loss (income) attributable to noncontrolling interest	(143)	18

Net income attributable to Radiant Logistics, Inc.	$6,141	$1,293

Other Comprehensive income:
Foreign currency translation loss	(384)	(962)
Comprehensive loss (income) attributable to noncontrolling interest	(109)	13

Comprehensive income attributable to Radiant Logistics, Inc.	$5,791	$326

Income per share:
Basic and Diluted	$0.13	$0.03

Weighted average common shares outstanding:
Basic	46,912,825	47,166,166
Diluted	48,755,465	48,738,595

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, costs unrelated to our core operations, and other non-cash charges.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP financial measure of income and does not include the effects of interest, income taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation, costs unrelated to our core operations (primarily acquisition and litigation costs), allocation of earnings attributable to noncontrolling interests in subsidiaries, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended September 30,
Reconciliation of adjusted gross profit to GAAP gross profit	2026	2025
Revenues	$279,789	$226,655
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(211,169)	(167,202)
Depreciation and amortization	(2,317)	(2,339)
GAAP gross profit	$66,303	$57,114
Depreciation and amortization	2,317	2,339
Adjusted gross profit	$68,620	$59,453

GAAP gross profit percentage	23.7%	25.2%
Adjusted gross profit percentage	24.5%	26.2%

(In thousands)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted EBITDA	2026	2025
Net income attributable to Radiant Logistics, Inc.	$6,141	$1,293
Income tax expense	1,636	339
Depreciation and amortization	3,437	3,526
Net interest expense	642	561
Share-based compensation	474	424
Change in fair value of contingent consideration	(135)	200
Lease termination costs	—	108
Other (1)	(15)	346

Adjusted EBITDA	12,180	6,797
Adjusted EBITDA as a % of adjusted gross profit (2)	17.7%	11.4%
(1)
Other includes costs unrelated to our core operations (primarily acquisition and litigation costs), and other non-cash charges.
(2)
Adjusted gross profit is revenues less the cost of transportation and other services.

(In thousands, except share and per share data)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted net income	2026	2025
GAAP net income attributable to Radiant Logistics, Inc.	$6,141	$1,293
Adjustments to net income:
Income tax expense	1,636	339
Depreciation and amortization	3,437	3,526
Change in fair value of contingent consideration	(135)	200
Lease termination costs	—	108
Other	331	450

Adjusted net income before income taxes	11,410	5,916

Provision for income taxes at 24.5%	(2,795)	(1,449)

Adjusted net income	$8,615	$4,467

Adjusted net income per common share:
Basic and Diluted	$0.18	$0.09

Weighted average common shares outstanding:
Basic	46,912,825	47,166,166
Diluted	48,755,465	48,738,595